Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Incorporated or Organized Under Laws of
United States:

American Flange & Manufacturing Co. Inc.	Delaware

CorrChoice LLC	Delaware

Delta Petroleum Company Inc.	Louisiana

Olympic Oil Ltd.	Illinois

Greif Bros. Service Corp.	Delaware

Greif IP&S LLC	Delaware

Greif Nevada Holdings, Inc.	Nevada

Greif PP&S LLC	Delaware

Greif Receivables Funding LLC	Delaware

Greif Riverville LLC	Delaware

Greif Services LLC	Delaware

Greif U.S. Holdings, Inc.	Nevada

Heritage Packaging Corporation	Delaware

Recorr Realty Corp.	Ohio

Soterra LLC	Delaware

Tainer Transport, Inc.	Delaware

Greif USA LLC	Delaware

STA Timber LLC	Delaware

Greif Delaware Holdings, LLC	Delaware

International:

Greif Algeria Spa (66%)	Algeria

Lametal del Norte S.A.	Argentina

Greif Argentina S.A.	Argentina

Tri-Sure Closures Australia Pty. Ltd.	Australia

Greif Asia Pacific Investments Pty. Ltd.	Australia

Greif Australia Pty. Limited	Australia

Van Leer South East Asia Limited Partnership	Australia

Van Leer (SEA) Services Pty Ltd.	Australia

Austro Fass Vertriebs GmbH (51%)	Austria

Greif Coordination Center BVBA	Belgium

Bruges Finance Consulting BVBA	Belgium

Greif Packaging Belgium NV (99%)	Belgium

Greif Belgium BVBA	Belgium

Greif Insurance Company Limited	Bermuda

Greif Embalagens Industriais do Amazonas Ltda	Brazil

Greif Embalagens Industriais do Brasil Ltda	Brazil

Greif Bros. Canada Inc.	Canada

Vulsay Industries LTD	Canada

Greif Chile S.A.	Chile

Greif (Shanghai) Packaging Co. LTD	China

Greif (Shanghai) Commercial Co. LTD	China

Greif Ningbo Packaging Co., Ltd.	China

Greif (Tianjin) Packaging Co., LTD	China

Greif Ningbo Packaging Co., Ltd.	China

Qingdao Drum Seal Co. Ltd.	China

Greif (Taicang) Packaging Co Ltd	China

Greif Packaging (Huizhou) Co. Ltd.	China

Greif Colombia S.A.	Columbia

Greif Costa Rica S.A.	Costa Rica

Blagden Packaging Adria d.o.o	Croatia

Greif Czech Republic a.s. (97.2%)	Czech Republic

Greif Denmark A/S	Denmark

Greif Egypt LLC (75%)	Egypt

Greif France Holdings SAS	France

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif Packaging France Holding SAS	France

Greif Packaging France SAS	France

Greif Packaging France Investments SAS	France

Greif France SAS	France

Greif Germany GmbH	Germany

Greif Hellas AE	Greece

Greif Guatemala S.A.	Guatemala

Greif China Holding Co.	Hong Kong

Greif Hungary Kft	Hungary

Balmer Lawrie – Van Leer Ltd (40.06%)	India

Proseal Closures Ltd. (20.43%)	India

Greif Ireland Packaging Ltd.	Ireland

Greif Italia SpA	Italy

Greif Jamaica Ltd.	Jamaica

Greif Kenya Ltd	Kenya

Van Leer Packaging Sdn Bhd	Malaysia

Greif Malaysia Sdn Bhd	Malaysia

Greif Packaging (East Coast) Sdn Bhd	Malaysia

Servicios Corporativos Van Leer, S.A. de C.V.	Mexico

Van Leer Mexicana S.A. de C.V.	Mexico

Greif Mozambique Lda (80%)	Mozambique

Greif Packaging Morocco S.A. (60%)	Morocco

Emballagefabrieken Verma BV	Netherlands

Gronystaal B.V.	Netherlands

Paauw Holdings BV	Netherlands

Van Leer Beheer I BV	Netherlands

Greif Investments B.V.	Netherlands

Greif Nederland BV	Netherlands

Greif Vastgoed BV	Netherlands

Greif Brazil Holding B.V.	Netherlands

Greif Finance BV	Netherlands

Greif International Holding BV	Netherlands

Greif New Zealand Ltd.	New Zealand

Greif Nigeria Plc. (51%)	Nigeria

Greif Philippines, Inc.	Philippines

Greif Poland Sp. Z.o.o.	Poland

Greif AquaPack Sp. Z.o.o.	Poland

Greif Portugal, Lda.	Portugal

Greif Angarsk, LLC	Russia

Greif Trade House LLC	Russia

Greif Kazan LLC	Russia

Greif Omsk LLC	Russia

Greif Kazakhstan LLP	Russia

Bipol Co. Lt.d.	Russia

Bipol Sib Co. Ltd.	Russia

Greif Perm LLC	Russia

Greif VolgaDon LLC	Russia

Greif Vologda LLC	Russia

Greif Upackovka CJSC	Russia

Van Leer Ural (90%)	Russia

Greif Saudi Arabia Lt. (51%)	Saudi Arabia

Greif Singapore Pte Ltd	Singapore

Greif Spain Holdings, SL	Spain

Greif Packaging Spain SA	Spain

Greif Investments S.A.	Spain

Greif Packaging Spain Holdings SL	Spain

Name of Subsidiary	Incorporated or Organized Under Laws of
Greif Spain S.A.	Spain

Neptune Plastics (Pty) Ltd	South Africa

Van Leer AP Plastics S.A. (Pty) Ltd.	South Africa

Metal Containers South Africa (Pty) Ltd	South Africa

Greif South Africa Pty Ltd	South Africa

Greif Sweden AB	Sweden

Greif Sweden Holding AB	Sweden

Van Leer Thailand Co. Ltd	Thailand

Van Leer Containers Ltd	Trinidad

Greif Mimaysan Ambalaj Sanayi SA (75%)	Turkey

Van Leer Supak Ambalaj Sanayi Ticaret Ltd. Sirketti	Turkey

Greif Ukraine, LLC	Ukraine

Ecocontainer (UK) Ltd.	United Kingdom

Greif UK Ltd.	United Kingdom

Greif Uruguay SA	Uruguay

Greif Punto Fijo, C.A.	Venezuela

Greif Venezuela Holding, C.A.	Venezuela

Greif Venezuela, C.A.	Venezuela

Greif Zimbabwe Private Ltd	Zimbabwe

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